PRICING SUPPLEMENT NO. 95                                         Rule 424(b)(3)
DATED: July 7, 1997                                           File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $19,700,000  Floating Rate Notes [x]    Book Entry Notes [x]

Original Issue Date:           Fixed Rate Notes [_]       Certificated Notes [_]
July 9, 1997

Maturity Date:
July 9, 1998

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                 Minimum Interest Rate: N/A

[_]     Federal Funds Rate                    Interest Reset Date(s): *

[_]     Treasury Rate                         Interest Reset Period: Daily

[_]     LIBOR Reuters                         Interest Payment Date(s): **

[_]     LIBOR Telerate

[x]     Prime Rate

[_]     CMT Rate

Initial Interest Rate: ***                    Interest Payment Period: Quarterly


 Index Maturity:  N/A

 Spread (plus or minus): -2.83%


*     Daily on each Business Day.

**    10/9/97, 1/9/98, 4/9/98 and 7/9/98.

*** The Prime Rate as of July 9, 1997, minus 283 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



NYFS04...:\25\22625\0122\1824\GGG7087K.22A